Exhibit 99.1

Ceres Organic Harvest, Inc,

Financial Statements (with Report of Independent Registered Public Accounting Firm)

December 31, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Ceres Organic Harvest, Inc.
Belgium, Wisconsin

We have audited the accompanying balance sheets of Ceres Organic Harvest, Inc. (the “Company”) as of December 31, 2008 and 2007 and the related statements of income, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ceres Organic Harvest, Inc. as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ CARVER MOQUIST & O’CONNOR, LLC

Bloomington, Minnesota
May 15, 2009

Ceres Organic Harvest, Inc.
Consolidated Balance Sheets
December 31, 2008 and 2007

	2008	2007
ASSETS
CURRENT ASSETS
Cash	$238,219	$1,668
Accounts receivable, net	719,883	2,574,721
Accounts receivable pledged as collateral	308,576	—
Inventory, net	838,331	622,459
Other current assets	23,822	223,342

Total Current Assets	2,128,831	3,422,190

Property and equipment, net	85,493	111,926

TOTAL ASSETS	$2,214,324	$3,534,116

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Checks written in excess of cash balance	$—	$87,251
Current portion of long-term debt obligations	21,050	52,396
Accounts payable and accrued expenses	1,582,870	3,259,305
Income taxes payable	123,966	—
Short-term notes payable and other debt	452,094	380,792

Total Current Liabilities	2,179,980	3,779,744

Long-term debt, net of current portion	44,857	65,907

Non-controlling interest in variable interest entity	(23,125)	—

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $1.00 par value, 10,000 shares authorized,
6,200 shares issued and outstanding	6,200	6,200
Additional paid-in capital	7,615	39,115
Accumulated deficit	(1,203)	(356,850)

Total Stockholders' Equity (Deficit)	12,612	(311,535)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,214,324	$3,534,116

The accompanying notes are an integral part of these consolidated financial statements

Ceres Organic Harvest, Inc.
Consolidated Statements of Income
December 31, 2008 and 2007

	2008	2007
Sales, net	$17,141,583	$12,292,346

Cost of goods sold	14,747,045	10,774,454

Gross profit	2,394,538	1,517,892

Operating expenses	1,517,755	1,224,294

Income from operations	876,783	293,598

Other income (expense):

Interest expense	(242,568)	(87,166)

Total other income (expense)	(242,568)	(87,166)

Income before non-controlling interest in variable interest entities	634,215	206,432

Non-controlling interest in variable interest entity	23,125	—

Income before provision for income taxes	657,340	206,432

Income tax provision	301,693	85,055

Net income	$355,647	$121,377

Net income per common share (basic and diluted)	$57.36	$19.58

Weighted average shares outstanding:
Basic and diluted	6,200	6,200

The accompanying notes are an integral part of these consolidated financial statements

Ceres Organic Harvest, Inc.
Consolidated Statements of Stockholders' Equity (Deficit)
December 31, 2008 and 2007

	Common Stock
	Shares Issued and Outstanding	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' (Deficit) Equity
Balance, December 31, 2006	6,200	$6,200	$39,115	$(478,227)	$(432,912)

Net income	—	—	—	121,377	121,377

Balance, December 31, 2007	6,200	6,200	39,115	(356,850)	(311,535)

Dividends	—	—	(31,500)	—	(31,500)

Net income	—	—	—	355,647	355,647

Balance, December 31, 2008	6,200	$6,200	$7,615	$(1,203)	$12,612

The accompanying notes are an integral part of these consolidated financial statements

Ceres Organic Harvest, Inc.
Consolidated Statements of Cash Flows
December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities:

Net Income	$355,647	$121,377
Adjustments to reconcile net income to net cash provided by operations:
Non-controlling interest in variable interest entity	(23,125)	—
Depreciation	29,209	32,160
Allowance for doubtful accounts	12,000	12,000
Inventory obsolescence reserve	26,000	—
Deferred tax provision	85,055	177,728
Changes in operating assets and liabilities:
Decrease (Increase) in accounts receivable	1,842,838	(1,204,100)
Increase in accounts receivable pledged for collateral	(308,576)	—
Increase in inventory	(241,872)	(280,309)
Decrease (Increase) in other current assets	114,465	(104,562)
(Decrease) Increase in accounts payable and accrued expenses	(1,676,435)	1,273,201
Increase in income taxes payable	123,966	—

Net cash provided by operating activities	339,172	27,495

Cash flows from investing activities:
Purchase of property and equipment	(2,776)	(34,849)

Net cash used in investing activities	(2,776)	(34,849)

Cash flows from financing activities:
(Decrease) Increase in checks written in excess of cash balance	(87,251)	68,065
Net draws (payments) on short-term notes payable and other debt	71,302	755
Payments on long-term debt	(52,396)	(67,791)
Dividends	(31,500)	—

Net cash (used in) provided by financing activities	(99,845)	1,029

Net increase (decrease) in cash and cash equivalents	236,551	(6,325)

Cash and cash equivalents at beginning of period	1,668	7,993

Cash and cash equivalents at end of period	$238,219	$1,668

Supplemental cash and non-cash flow information
Cash paid for interest	$242,568	$87,166

The accompanying notes are an integral part of these consolidated financial statements

Ceres Organic Harvest, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 1:
NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization:   Ceres Organic Harvest, Inc. (the “Company”) was incorporated in the State of Michigan in 1993. In 2004, the Company began the operations of Organic Grain & Milling (“OGM”), a grain handling facility located in North Dakota. OGM is a wholly owned subsidiary of the Company.

The Company supplies a number of organic grain-based commodities and ingredients to the organic food industry. Products include, but are not limited to, organic durum wheat-based ingredients, flours and derivatives of organic hard spring wheat, organic soft wheat, organic oats and other organic grains.

The Company, through OGM, processes and stores whole organic grains such as wheat, barley, oats and other grains grown in the upper Midwest and Canada. OGM also manages all grain procurement and sales activity along with the elevator operations.

Variable Interest Entity:   During the year ended December 31, 2008, the Company was considered the primary beneficiary of Progressive Formulations, Inc. (“PFI”). PFI is an importer and distributor of soy-based organic food products whose initial capitalization was provided in the form of loans and inventory by the Company. PFI is wholly owned by the majority shareholder of the Company’s stock.

Principles of Consolidation:   The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, OGM. All inter-company transactions and balances have been eliminated in the consolidation.

The Company consolidates its financial results in accordance with Financial Accounting Standards Board (“FASB”), Interpretation No. 46R, Consolidation of Variable Interest Entities (“FIN 46R”), which requires a company to consolidate entities determined to be variable interest entities (VIEs), for which the Company is deemed to be the VIE’s primary beneficiary. Refer to Note 2, “Consolidation of Variable Interest Entities” for further information on our consolidated VIE.

Management Estimates: The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents:   For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties, and certificates of deposit with original maturities of 90 days or less to be cash or cash equivalents.

The Company has concentrated its credit risk for cash by maintaining deposits in financial institutions within the geographic region of Minneapolis, MN, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

Ceres Organic Harvest, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

Customer Concentrations and Accounts Receivable:   The accounts receivable arise in the normal course of business in selling products to customers. Concentrations of credit risk with respect to accounts receivable arise because the Company grants unsecured credit in the form of trade accounts receivable to its customers.

At December 31, 2008, one customer accounted for 33% of sales and 0% of outstanding accounts receivable. At December 31, 2007, the same customer accounted for 32% of sales and 16% of outstanding accounts receivable.

Accounts are written off as they are deemed uncollectible based upon a periodic review of the accounts. As of December 31, 2008 and 2007, management has estimated that accounts receivable are potentially uncollectible, and thus, has established an allowance for doubtful accounts of $52,000 and $40,000, respectively.

Inventory:   The Company maintains its inventory on a perpetual basis utilizing the first-in first-out (FIFO) method. Inventories have been valued at the lower of cost or market. As of December 31, 2008, management has estimated that certain inventory items may have a market value that is lower than their cost. Accordingly, as of December 31, 2008, management has established an obsolescence reserve for inventory of $26,000.  The Company had no reserve at December 31, 2007.

Property and Equipment:   Property and equipment is reported at cost less accumulated depreciation. Maintenance and repairs are charge to expense as incurred. The cost of property and equipment is depreciated over the following estimated useful lives of the related assets using the modified accelerated cost recovery basis:

Building	39 years
Furniture & Fixtures	7 years
Machinery & Equipment	5 years

Long-Lived Assets:   The Company periodically evaluates the carrying value of long-lived assets to be held and used, including but not limited to, capital assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose. The Company has reviewed long-lived assets and certain intangible assets with estimable useful lives and determined that the carrying value as of December 31, 2008, is recoverable in future periods.

Revenue Recognition:   The Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred, the selling price is fixed or determinable, collectability is reasonably assured and delivery has occurred per the contract terms.

Segment Reporting:   The Company operates and manages the business under one reporting segment.

Fair Value of Financial Instruments:   The respective carrying value of certain on-balance sheet financial instruments approximates their fair values. These financial instruments include cash, accounts receivable, accounts payable and accrued liabilities, and notes payable. Fair values were assumed to approximate cost or carrying values as most of the debt was incurred recently and the assets were acquired within one year. Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

Ceres Organic Harvest, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

Income Taxes:   The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”) as clarified by FIN No. 48 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 2008 and 2007, the Company has recorded no valuation allowance against its deferred tax assets.

FIN No. 48 requires the recognition of a financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Basic and Diluted Earnings Per Common Share:   Basic net income per common share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the periods presented. Diluted net income per common share is determined using the weighted average number of common shares outstanding during the periods presented, adjusted for the dilutive effect of any common stock equivalents, consisting of shares that might be issued upon exercise of options, warrants, and conversion of convertible debt. As of December 31, 2008 and 2007, the Company did not have any common stock equivalents.

Recent Accounting Developments:   In April 2008, the FASB issued FASB Staff Position (FSP) No. FAS 142-3, Determination of the Useful Life of Intangible Assets. This guidance addresses the determination of the useful life of intangible assets which have legal, regulatory, or contractual provisions that potentially limit a company’s use of an asset. Under the new guidance, a company should consider its own historical experience in renewing or extending similar arrangements. The Company is required to apply the new guidance to intangible assets acquired after December 31, 2008. The adoption of this statement is not expected to have an effect on the Company’s future reported financial position or results of operations.

In June 2008, the FASB issued FSP No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. This guidance states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents are participating securities and should be included in the computation of earnings per share using the two-class method outlined in SFAS No. 128, Earnings per Share. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The terms of the Company’s restricted stock unit and restricted stock awards do provide a nonforfeitable right to receive dividend equivalent payments on unvested awards. As such, these awards are considered participating securities under the new guidance. Effective January 1, 2009, the Company will begin reporting earnings per share under the two-class method. The adoption of this statement is not expected to have an effect on the Company’s future reported financial position or results of operations.

Ceres Organic Harvest, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

In February 2008, the FASB issued FASB Staff Position FAS 157-2 (“FSP FAS 157-2”). Effective Date of FASB Statement No. 157 which delays the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities that are recognized or disclosed in the financial statements on a nonrecurring basis to fiscal years beginning after November 15, 2008. These non-financial items include assets and liabilities such as reporting units measured at fair value in a goodwill impairment test and non-financial assets acquired and non-financial liabilities assumed in a business combination. The Company has not applied the provisions of SFAS No. 157 to its non-financial assets and non-financial liabilities in accordance with FSP FAS 157-2.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The adoption of this statement is not expected to have an effect on the Company’s future reported financial position or results of operations.

In December 2007, the FASB issued Statement No. 141R, Business Combinations, which establishes principles for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired and liabilities assumed in a business combination, the goodwill acquired in a business combination, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of a business combination. The Company is required to apply this standard prospectively to business combinations for which the acquisition date is on or after January 1, 2009. Earlier application is not permitted.

NOTE 2:
CONSOLIDATION OF VARIABLE INTEREST ENTITIES

FASB Interpretation No. 46R (“FIN46R”) provides a framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statement.

In general, a VIE is a corporation, partnership, limited liability company, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

FIN 46R requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (“a variable interest holder”) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns (if no party absorbs a majority of the VIE’s losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary of the VIE.  Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities and non-controlling interests at carrying cost value and subsequently account for the VIE as if it were consolidated based on majority voting interest.  FIN 46R also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

Ceres Organic Harvest, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

The Company determined they are required to consolidate PFI as a VIE during fiscal year ended December 31, 2008, as defined by FIN46R. As of and for the year ended December 31, 2008, the balance sheet, statements of operations and cash flows, and the related footnotes of the Company have been presented on a consolidated basis to include its variable interests in PFI.   For the fiscal year ended December 31, 2007, PFI was not consolidated because it was not incorporated until 2008.  As of and for the fiscal year ended December 31, 2008, total assets of $210,176, total liabilities of $233,301, total net sales of $220,008, cost of goods sold of $171,199 and selling, general and administrative expenses of $71,135 are included in the consolidated financial statements of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 3:
INVENTORIES

Inventory at December 31, 2008 and 2007 consisted of the following:

	2008	2007
Raw materials	$214,285	$195,888
Finished goods	650,046	426,571

	864,331	622,459
Reserve for obsolescence	(26,000)	—

	$838,331	$622,459

The Company has entered into inventory financing arrangements where OGM sells grain that is reserved for use by Ceres to third-party grain processors (the “Mills”). The Mills have generally agreed to segregate the grain held for Ceres and to process the grain solely for Ceres’ use. These sales have been recorded in the financial statements as a product financing arrangement under SFAS No. 49, “Accounting for Product Financing Arrangements.” Pursuant to SFAS No. 49, as of December 31, 2008 and December 31, 2007, $182,193 and $122,350, respectively, remained in raw materials inventory with a corresponding amount included in short-term notes payable and other debt, representing the Company’s non-contractual obligation to repurchase milled products produced from such inventory.

NOTE 4:
COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

Other current assets at December 31, 2008 and 2007 consisted of the following:

	2008	2007
Deferred tax asset, net	$12,832	$190,560
Prepaid expenses	4,513	26,306
Other current assets	8,183	6,476

	$25,528	$223,342

Accounts payable and accrued expenses at December 31, 2008 and 2007 consisted of the following:

Ceres Organic Harvest, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

	2008	2007
Accounts payable, trade	$1,601,822	$3,259,305

Accrued expenses	105,014	--

	$1,706,836	$3,259,305

NOTE 5:
PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2008 and 2007 consisted of the following:

	2008	2007
Grain elevator	$113,668	$111,062
Computer equipment	109,606	109,436
Furniture & fixtures	14,787	14,787
Vehicles	11,090	11,090
Land	4,725	4,725

	253,876	251,100
Less: accumulated depreciation	(168,383)	(139,174)

	$85,493	$111,926

Depreciation expense related to property and equipment was $29,209 and $32,160 for the years ended December 31, 2008 and 2007, respectively.

NOTE 6:
SHORT-TERM NOTES PAYABLE AND OTHER DEBT

Short-term notes payable at December 31, 2008 and 2007 consisted of the following:

	2008	2007
Transfac Financing Agreement	$242,813	$--
Liability under product financing arrangement	182,193	122,350
FNB Line of credit	--	175,000
Various individual arrangements	--	43,902
Other	27,088	20,540

	$452,094	$380,792

Transfac Financing Agreement

During fiscal 2008, the Company entered into an accounts receivable financing agreement (the “Transfac Financing Agreement”) with Transfac Capital, LLC (“Transfac”). The agreement term is one year from the effective date of June 2, 2008 and is cancelable immediately upon notice by  Transfac, or within ten days of notice by the Company if the Company secures financing from an FDIC insured institution. Under the terms of the Transfac Financing Agreement, the Company may offer to sell its accounts receivable to Transfac each month during the term of the Transfac Financing Agreement, up to a maximum amount outstanding at any time of $1.5 million in gross receivables submitted, or $1.2 million in net amounts funded based upon an 80.0% advance rate. The Company is obligated to offer accounts totaling a minimum of $300,000 in each month, and Transfac has the right to decline to purchase any offered accounts (invoices).

Ceres Organic Harvest, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

The Transfac Financing Agreement provides for the sale, on a revolving basis, of accounts receivable generated by specified debtors. The purchase price paid by Transfac reflects a discount that is generally 0.7% for the first twenty days, plus and aging fee of 0.034% for each day after the first twenty days. The Company continues to be responsible for the servicing and administration of the receivables purchased.

The Company accounts for the sale of receivables under the Transfac Financing Agreement as a secured borrowing with a pledge of the subject receivables as collateral, in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Accounts Receivable pledged as collateral on the accompanying consolidated balance sheets in the amount of $308,576 as of December 31, 2008,  represents the gross receivables that have been designated as “sold” and serve as collateral for short-term debt in the amount of $242,813 as of December 31, 2008.

Liability Under Product Financing Arrangement

The Company has entered into inventory financing arrangements with mills in regards to grain held at these mills for future use and sales of the Company. Refer to NOTE 3: INVENTORIES herein for further information regarding these arrangements.

Various Individual Arrangements

The Company enters into short-term borrowing arrangements with individuals from time to time throughout the fiscal year. These arrangements are generally short term (less than 90 days) and are in relation to a specific product purchase and subsequent sale. During the fiscal years ended December 31, 2008 and 2007, the Company borrowed and paid back approximately $368,000 and $246,000, respectively at interest rates ranging from 15.0% to 40.0%.

NOTE 7:
LONG-TERM DEBT

Long-term debt at December 31, 2008 and 2007 consisted of the following:

	2008	2007
Bank:

Variable interest note at prime plus 2.75%, 10.0% at December 31,
2007, due September 5, 2008, principal and interest due monthly, secured by all business assets and personal guarantees of the
stockholder.	$—	$28,643

Variable interest note at prime plus 2.75%, 6.0% at December
31, 2008, due January 31, 2012, principal and interest due
monthly, secured by all business assets and personal
guarantees of the stockholder.	65,907	89,660

	65,907	118,303
Less current portion:	(21,050)	(52,396)

Total long-term debt	$44,857	$65,907

Ceres Organic Harvest, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

Future minimum payments on long-term debt at December 31, 2008 are as follows:

Year ending December 31,
2009	$21,050
2010	21,050
2011	21,050
2012	2,757

$65,907

NOTE 8:
BASIC AND DILUTED EARNINGS PER SHARE

The Company computes earnings per share in accordance with FASB Statement of Financial Accounting Standards No. 128, Earnings Per Share (“SFAS 128”). SFAS 128 requires companies to compute earnings per share under two different methods, basic and diluted, and present per share data for all periods in which statements of operations are presented. Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income by the weighted average number of common stock and common stock equivalents outstanding. As of December 31, 2008 and 2007, the Company did not have any common stock equivalents, thus basic and diluted earnings per share were equal.

NOTE 9:
INCOME TAXES

The provision for income taxes for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007
Current:
Federal	$104,153	$--
State	19,813	--
Deferred	177,727	85,055

Total income tax provision	$301,693	$85,055

The provision for income taxes varies from the statutory income tax rates applied to pretax income from continuing operations for the years ended December 31 as follows:

	2008	2007
Federal income tax at an average rate (34%)	$253,474	$70,186
State tax, net of federal	48,220	14,869

Total income tax provision	$301,693	$85,055

Ceres Organic Harvest, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

Significant components of the Company’s deferred tax assets and liabilities were as follows at December 31:

	2008	2007
Deferred tax assets:
Amortization	$599	$170,060
Reserves and other	21,044	33,226

	21,643	203,286

Deferred tax liabilities:
Depreciation	8,811	12,726

Net deferred tax assets	$12,832	$190,560

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded no valuation allowance against its net deferred tax assets because the Company has concluded it is more likely than not that these assets will be realized.

Based on the Company’s evaluation, the Company has concluded that there are no significant unrecognized tax benefits. The Company’s evaluation was performed for the tax years ended December 31, 2006, 2007 and 2008, the tax years that remains subject to examination by major tax jurisdictions as of December 31, 2008. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company may, from time to time, be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to our financial results. In accordance with FIN 48, paragraph 19, the Company has decided to classify interest and penalties as a component of income tax expense.

NOTE 10:
RELATED PARTY TRANSACTIONS

The Company sold inventory to and advanced funds for working capital needs to PFI, a related party, totaling $208,092 and $105,000, respectively, during the year ended December 31, 2008.  Because PFI has been colsolidated as a VIE, these intercompany amounts have been eliminated in consolidation.

NOTE 11:
OPERATING LEASE

The Company leases office space under a three-year lease ending October 31, 2009. The lease rate is comprised of a base rental amount plus an allocation of building operating costs based on the square footage of the leased space. Rental expense was $37,818 and $36,053 for the years ended December 31, 2008 and 2007, respectively.

Ceres Organic Harvest, Inc.
Notes to Consolidated Financial Statements
December 31, 2008 and 2007

NOTE 12:
COMMITMENTS AND CONTINGENCIES

The Company forwards contracts for a certain portion of its future grain requirements. At December 31, 2008, the Company had outstanding commitments for grain purchases totaling approximately $4,200,000 related to forward purchase contracts. These contracts are set price contracts to deliver grain to the Company, and are not derivative in nature as they have no net settlement provision and are not transferable.

Pursuant to a warehouse agreement, the Company is obligated to minimum monthly storage and handling amounts totaling $12,000 for the year ending December 31, 2009.

In 2006, options were granted to a former shareholder of the Company in exchange for the sale back of certain shares of the Company's common stock.  The options are for purchase of 1,900 shares the Company's common stock for $0.01 each contingent on a change in control of the Company.

The Company periodically is subject to claims and lawsuits that arise in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.

NOTE 13:
SUBSEQUENT EVENTS

On February 20, 2009, Mach One Corporation (“Mach One”) completed the acquisition and purchase of all the outstanding common stock of the Company. In accordance with the purchase agreement, Mach One issued to the Company’s shareholders 8,000,000 shares of Mach One’s common stock and 8,000,000 shares of Mach One’s Series C Convertible Preferred Stock (“Preferred Stock”). Each share of the Preferred Stock is convertible into one share of Mach One common stock. The total value of this consideration is $4,000,000.

Concurrent with the sale to Mach One, the Company issued the remaining 3,800 shares of authorized shares of common stock.  A total of 1,500 shares were issued upon the exercise of options contingent on a change in control of the Company, and the remaining 2,300 to an employee trust and to certain key employees and advisors to the Company. The Company recorded compensation expense of $1,520,000 in relation to the issuance of these shares.